UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2008
Idera Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-31918	04-3072298

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street, Cambridge, Massachusetts	02139

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     Idera Pharmaceuticals, Inc. (the “Company” or “Idera”) has been advised that on May 21, 2008, Sudhir Agrawal, D. Phil., its Chief Executive Officer and Chief Scientific Officer and a director of the Company, established a plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Dr. Agrawal reviewed the plan with the Company’s Board of Directors. Rule 10b5-1 provides guidelines for corporate executives to prearrange sales of their company’s securities in a manner that avoids concerns about initiating stock transactions while in possession of material nonpublic information. Other officers or directors of the Company may adopt plans pursuant to Rule 10b5-1 in the future.
     Dr. Agrawal’s 10b5-1 plan covers an aggregate of 124,999 shares of Idera common stock underlying stock option awards that expire on July 21, 2008 and January 1, 2009, of which 46,809 shares are subject to non-qualified stock options and 78,190 are subject to incentive stock options. The plan provides for the sale of the 46,809 shares of common stock underlying the non-qualified stock options with the intention that the proceeds of that sale will be used to exercise the expiring incentive stock options and for any applicable taxes associated with the exercise of the stock options and the sale of the shares under the plan. The sales of shares underlying the non-qualified stock options are subject to specified price and timing limitations as set forth in the plan. The plan also provides for the sale of shares underlying the expiring incentive stock options if and to the extent that the net proceeds from the sale of the 46,809 shares underlying the non-qualified stock options is not sufficient to cover the exercise price of the expiring incentive stock options. The sales of shares by Dr. Agrawal pursuant to the plan are expected to occur between June 4, 2008 and December 31, 2008, unless terminated sooner in accordance with the terms of the plan.
     Actual transactions completed under Dr. Agrawal’s plan will be reported from time to time on Forms 4 filed by Dr. Agrawal with the Securities and Exchange Commission. Except as may be required by law, the Company does not by filing this Current Report on Form 8-K undertake to report modifications, terminations or other activities under Dr. Agrawal’s plan or the adoption, modification, termination or other activities under any future Rule 10b5-1 plans established by Dr. Agrawal or other officers or directors of the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.
Date: May 23, 2008	By:	/S/ LOUIS J. ARCUDI, III
Louis J. Arcudi, III
Chief Financial Officer